Exhibit 99.1

Kinetic Seas Incorporated (OTC: KSEZ) Advances AI Innovation with DeepSeek Integration

Schaumburg, IL February 5, 2025– Kinetic Seas Incorporated (OTC: KSEZ) is embracing a transformative shift in artificial intelligence with DeepSeek, a cutting-edge AI model from Hangzhou, China. As AI continues to evolve at an unprecedented pace, DeepSeek presents a breakthrough in efficiency, accessibility, and scalability—one that Kinetic Seas believes will redefine how businesses leverage AI in real-world applications and strengthen its position as a leader in AI adoption. This strategic move is expected to enhance shareholder value by positioning Kinetic Seas at the forefront of AI-driven business transformation.

DeepSeek stands out in the AI landscape by significantly reducing the computational resources required for both training and inference. This innovation has the potential to lower barriers for small and mid-sized businesses, offering cost-effective AI capabilities without sacrificing performance. By integrating DeepSeek, Kinetic Seas aims to capitalize on cost efficiencies, potentially driving increased revenue and improving financial performance for its shareholders. The model also eliminates the need for continuous investment in expensive, high-performance hardware, reducing future capital expenditures and making AI deployment more financially sustainable.

“AI is at a critical inflection point,” said Edward Honour, CEO of Kinetic Seas Incorporated. “DeepSeek is helping to democratize access to advanced AI by making it more efficient and deployable at scale. We see this as a major leap forward for businesses looking to integrate AI without the traditional cost and infrastructure hurdles, and we believe this innovation will have a direct positive impact on our long-term growth and market positioning.”

Empowering Businesses with Secure, Scalable AI

As an open-source model, DeepSeek offers businesses the ability to run AI-driven applications on private infrastructure, mitigating concerns over data security and cloud dependency. Kinetic Seas has consistently advised clients on the importance of AI security, and DeepSeek’s framework aligns with the company’s belief that businesses should have full control over their data while leveraging powerful AI solutions. This also strengthens Kinetic Seas’ position as a trusted advisor for businesses seeking secure, AI-powered innovation.

Among its standout features, DeepSeek-R1 is an advanced reasoning model that enhances AI’s ability to solve complex problems, a capability with profound implications across industries such as finance, healthcare, manufacturing, and logistics. A key area of integration for Kinetic Seas is in medical applications, where DeepSeek’s efficiency makes it easier to deploy AI solutions already under development. Additionally, DeepSeek’s ability to run AI models on-premises empowers clients to maintain full control over proprietary data, eliminating the need to transmit sensitive information via cloud services and significantly reducing the risk of data breaches.

“The ability to run sophisticated AI models in-house without relying on costly cloud resources is a game-changer,” Honour added. “It opens up new opportunities for innovation and efficiency across sectors that have historically faced AI adoption challenges. As we continue to expand our AI offerings, we anticipate this will drive long-term value for our shareholders and reinforce Kinetic Seas as a key player in the AI-driven future. Additionally, it allows us to expand into markets that would have been otherwise inaccessible without a highly efficient open-source model like DeepSeek.”

Pioneering the Future of AI Adoption

The release of DeepSeek’s research represents a pivotal moment in the AI industry, broadening the landscape of possibilities for businesses seeking cost-effective, scalable solutions. As AI models continue to evolve in complexity and capability, Kinetic Seas remains committed to guiding businesses through this rapidly shifting terrain, ensuring they can harness AI’s transformative power in a secure and practical manner. This commitment to innovation and market leadership reinforces the company's growth strategy, strengthening investor confidence and long-term shareholder value. By reducing the need for costly data center expansions, Kinetic Seas also avoids unnecessary dilution, ensuring stronger financial positioning for shareholders.

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About Kinetic Seas Incorporated

Kinetic Seas Incorporated (OTC: KSEZ) is a Schaumburg, Illinois-based AI consulting and infrastructure solutions company. Specializing in AI-driven process automation and customized AI consulting, Kinetic Seas is dedicated to helping businesses integrate innovative AI solutions into their operations, making advanced technology accessible and scalable. By leveraging strategic AI advancements like DeepSeek, the company continues to position itself as a leader in AI adoption, driving value for both clients and shareholders.

For more information, visit www.KineticSeas.com.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements." Any statements that are not purely historical are forward-looking statements that involve risks and uncertainties. Actual future performance outcomes and results may differ materially from those expressed in these statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the company's control, including those detailed in the Risk Factors section of the Company's Annual Report on Form 10-K filed with the SEC on April 10, 2024, and its most recent Quarterly Report on Form 10-Q filed with the SEC on November 14, 2024. These and other SEC filings are available at www.sec.gov. The Company undertakes no obligation to update these statements after the date of this release, except as required by law.

Media Contact:
Jeffrey Lozinski
Chief Operating Officer, Director
Kinetic Seas Incorporated
Email: jlozinski@KineticSeas.com
Phone: 888-901-8806

Company Contact Information:
Kinetic Seas Incorporated
1501 Woodfield Rd, Suite 114E
Schaumburg, IL 60173
www.kineticseas.com

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